Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887
Media Contact:	Janella Escobar
(615) 235-4618

CRACKER BARREL REPORTS SECOND QUARTER FISCAL 2019 RESULTS, COMPANY REPORTS POSITIVE COMPARABLE STORE RESTAURANT SALES

Comparable store restaurant sales and traffic growth outperform the casual dining industry

LEBANON, Tenn. – February 26, 2019 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today reported its financial results for the second quarter of fiscal 2019 ended February 1, 2019.

Second Quarter Fiscal 2019 Highlights

•	Compared to the prior year second quarter, comparable restaurant sales increased 3.8% with comparable restaurant traffic increasing 0.1%. Comparable store retail sales declined 1.4%.

•	Comparable restaurant sales and traffic growth outperformed the casual dining industry.

•

Earnings per diluted share were $2.52, compared to prior year second quarter GAAP earnings per diluted share of $3.79 (including a $1.06 per share benefit in Q2 2018 resulting from a one-time non-cash revaluation of the Company’s deferred tax liability in conjunction with the Tax Cut and Jobs Act of 2017) and adjusted earnings per diluted share of $2.73 (see non-GAAP reconciliation below).

•	Operating income margin was 9.5% of revenue, compared to prior year operating income margin of 9.7% of revenue.

Commenting on the second quarter results, Cracker Barrel President and Chief Executive Officer Sandra B. Cochran said, “I am pleased that we delivered positive comparable store restaurant sales and traffic, which reflected improvements versus previous quarters. Our teams continued to make progress driving performance through an increased focus on our menu, the guest experience, and the continued expansion of our off-premise business.”

Second Quarter Fiscal 2019 Results

Revenue

The Company reported total revenue of $811.7 million for the second quarter of fiscal 2019, representing an increase of 3.0% over the second quarter of the prior year. Cracker Barrel comparable store restaurant sales increased 3.8%, representing a 3.7% increase in average check and a 0.1% increase in comparable store restaurant traffic. The average menu price increase for the quarter was approximately 2.2%. Comparable store retail sales decreased 1.4% from the prior year quarter.

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

Cracker Barrel comparable store restaurant traffic, average check, and comparable store restaurant sales and retail sales for the second quarter were as follows:

Second Quarter
Comparable restaurant traffic	0.1%
Average check	3.7%
Comparable restaurant sales	3.8%
Comparable retail sales	-1.4%

Operating Income

Operating income in the second quarter was $76.7 million, or 9.5% of total revenue, which was flat to prior year quarter operating income of $76.7 million, or 9.7% of total revenue. As a percentage of total revenue, increases in labor and related expenses and other operating expenses were partially offset by reductions in cost of goods sold and general and administrative expenses.

Earnings per Diluted Share

Earnings per diluted share were $2.52, compared to prior year second quarter GAAP earnings per diluted share of $3.79 (including a $1.06 per share benefit in Q2 2018 resulting from a one-time non-cash revaluation of the Company’s deferred tax liability in conjunction with the Tax Cut and Jobs Act of 2017) and adjusted earnings per diluted share of $2.73 (see non-GAAP reconciliation below).

Fiscal 2019 Outlook

For fiscal 2019, the Company now expects total revenue of approximately $3.05 billion, reflecting the expected opening of eight new Cracker Barrel stores as well as projected increases in comparable store restaurant sales growth in the range of 1% to 2%. The Company now expects comparable store retail sales growth of approximately 1%. The Company continues to project food commodity inflation of approximately 2% for the year. The Company continues to project operating income margin in the range of 9.0% to 9.3% as a percentage of total revenue. The Company now expects depreciation expense of approximately $110 million and net interest expense of approximately $17 million. The Company now projects capital expenditures of approximately $150 million. The Company continues to anticipate an effective tax rate for fiscal 2019 of approximately 17%. The Company continues to project earnings per diluted share for fiscal 2019 of between $8.95 and $9.10. This compares to fiscal 2018 GAAP earnings per diluted share of $10.29 and adjusted earnings per diluted share of $8.87, which reflects the $1.06 impact of the one-time non-cash revaluation of the net deferred tax liability and the $0.36 impact of the 53rd week (for a reconciliation of GAAP to non-GAAP financial measures, please see the table accompanying this release).

The Company reminds investors that its outlook for fiscal 2019 reflects a number of assumptions, many of which are outside the Company’s control.

Fiscal 2019 Second Quarter Conference Call

As previously announced, the live broadcast of Cracker Barrel’s quarterly conference call will be available to the public on-line at investor.crackerbarrel.com today beginning at 11:00 a.m. (ET). The on-line replay will be available at 2:00 p.m. (ET) and continue through March 14, 2019.

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) shares warm welcomes and friendly service while offering guests high-quality homestyle food and unique shopping – all at a fair price. By creating a world filled with hospitality and charm through an experience that combines dining and shopping, guests are cared for like family. Established in 1969 in Lebanon, Tenn., Cracker Barrel and its affiliates operate 659 company-owned Cracker Barrel Old Country Store® locations in 45 states and own the fast-casual Holler and Dash® restaurants. For more information about the company, visit crackerbarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of Cracker Barrel Old Country Store, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is subject to completion of our financial procedures for Q2 FY 2019 and is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “trends,” “assumptions,” “target,” “guidance,” “outlook,” “opportunity,” “future,” “plans,” “goals,” “objectives,” “expectations,” “near-term,” “long-term,” “projection,” “may,” “will,” “would,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “regular,” “should,” “projects,” “forecasts,” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology and include the expected effects of operational improvement initiatives, such as new menu items and retail offerings. Factors which could materially affect actual results include, but are not limited to: the effects of uncertain consumer confidence, higher costs for energy, general or regional economic weakness, and weather on sales and customer travel, discretionary income or personal expenditure activity of our customers; information technology-related incidents, including data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors, or actions of third parties; our ability to identify, acquire and sell successful new lines of retail merchandise and new menu items at our restaurants; our ability to sustain or the effects of plans intended to improve operational or marketing execution and performance; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, wage and hour matters, health and safety, pensions, insurance or other undeterminable areas; the effects of plans intended to promote or protect our brands and products; commodity price increases; the ability of and cost to us to recruit, train, and retain qualified hourly and management employees in an escalating wage environment; the effects of increased competition at our locations on sales and on labor recruiting, cost, and retention; workers’ compensation, group health and utility price changes; consumer behavior based on negative publicity or concerns over nutritional or safety aspects of our food or products or those of the restaurant industry in general, including concerns about pandemics, as well as the possible effects of such events on the price or availability of ingredients used in our restaurants; the effects of our indebtedness and associated restrictions on our financial and operating

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

flexibility and ability to execute or pursue our operating plans and objectives; changes in interest rates or capital market conditions affecting our financing costs and ability to refinance all or portions of our indebtedness; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; our ability to retain key personnel; the availability and cost of suitable sites for restaurant development and our ability to identify those sites; our ability to enter successfully into new geographic markets that may be less familiar to us; changes in land, building materials and construction costs; the actual results of pending, future or threatened litigation or governmental investigations and the costs and effects of negative publicity associated with these activities; practical or psychological effects of natural disasters or terrorist acts or war and military or government responses; disruptions to our restaurant or retail supply chain; changes in foreign exchange rates affecting our future retail inventory purchases; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America (“GAAP”); and other factors described from time to time in our filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by us herein, or elsewhere, speaks only as of the date on which made. We expressly disclaim any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED INCOME STATEMENT

(Unaudited)

(In thousands, except share and per share amounts, percentages and ratios)

	Second Quarter Ended			Six Months Ended
			Percentage			Percentage
	2/1/19	1/26/18	Change	2/1/19	1/26/18	Change
Total revenue	$811,707	$787,771	3%	$1,545,250	$1,498,139	3%
Cost of goods sold (exclusive of depreciation and rent)	265,179	260,952	2	487,472	471,701	3
Labor and other related expenses	276,774	263,726	5	534,933	511,794	5
Other store operating expenses	156,819	150,407	4	309,297	294,227	5

Store operating income	112,935	112,686	0	213,548	220,417	(3)
General and administrative expenses	36,224	36,012	1	75,159	72,905	3

Operating income	76,711	76,674	0	138,389	147,512	(6)
Interest expense	4,177	3,680	14	8,526	7,298	17

Pretax income	72,534	72,994	(1)	129,863	140,214	(7)
Provision for income taxes	11,779	(18,145)	165	21,901	2,695	713

Net income	$60,755	$91,139	(33)	$107,962	$137,519	(21)

Earnings per share – Basic:	$2.53	$3.80	(33)	$4.49	$5.73	(22)

Earnings per share – Diluted:	$2.52	$3.79	(34)	$4.48	$5.71	(22)

Weighted average shares:
Basic	24,040,374	24,001,493		24,031,480	24,018,347
Diluted	24,093,725	24,056,533		24,083,723	24,080,860
Ratio Analysis
Total revenue:
Restaurant	77.8%	76.6%		79.1%	78.9%
Retail	22.2	23.4		20.9	21.1

Total revenue	100.0	100.0		100.0	100.0
Cost of goods sold, (exclusive of depreciation and rent)	32.7	33.1		31.5	31.5
Labor and other related expenses	34.1	33.5		34.7	34.2
Other store operating expenses	19.3	19.1		20.0	19.6

Store operating income	13.9	14.3		13.8	14.7
General and administrative expenses	4.4	4.6		4.8	4.9

Operating income	9.5	9.7		9.0	9.8
Interest expense	0.6	0.4		0.6	0.4

Pretax income	8.9	9.3		8.4	9.4
Provision for income taxes	1.4	(2.3)		1.4	0.2

Net income	7.5%	11.6%		7.0%	9.2%

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share amounts)

	2/1/19	1/26/18
Assets
Cash and cash equivalents	$169,564	$168,808
Accounts receivable	16,977	21,259
Inventory	151,402	159,583
Prepaid expenses and other current assets	21,200	23,328
Property and equipment, net	1,162,186	1,114,240
Other long-term assets	66,474	69,725

Total assets	$1,587,803	$1,556,943

Liabilities and Shareholders’ Equity
Accounts payable	$117,885	$106,502
Other current liabilities	262,245	258,603
Long-term debt	400,000	400,000
Other long-term obligations	127,719	132,639
Deferred income taxes	51,336	43,574
Shareholders’ equity, net	628,618	615,625

Total liabilities and shareholders’ equity	$1,587,803	$1,556,943

Common shares issued and outstanding	24,041,374	24,003,611

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENT

(Unaudited and in thousands)

	Six Months Ended
	2/1/19	1/26/18
Cash flows from operating activities:
Net income	$107,962	$137,519
Depreciation and amortization	51,056	44,344
Loss on disposition of property and equipment	5,760	3,029
Share-based compensation, net of excess tax benefit	4,133	4,321
Decrease (increase) in inventories	4,851	(3,216)
Decrease in accounts payable	(4,447)	(11,893)
Net changes in other assets and liabilities	21,548	(25,599)

Net cash provided by operating activities	190,863	148,505

Cash flows from investing activities:
Purchase of property and equipment, net of insurance recoveries	(69,829)	(63,453)
Proceeds from sale of property and equipment	91	340

Net cash (used in) investing activities	(69,738)	(63,113)

Cash flows from financing activities:
(Taxes withheld) from exercise of share-based compensation awards, net	(2,057)	(3,360)
Purchases and retirement of common stock	0	(14,772)
Deferred Financing Costs	(3,022)	0
Dividends on common stock	(61,138)	(59,453)

Net cash (used in) financing activities	(66,217)	(77,585)

Net increase in cash and cash equivalents	54,908	7,807
Cash and cash equivalents, beginning of period	114,656	161,001

Cash and cash equivalents, end of period	$169,564	$168,808

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

Supplemental Information

(Unaudited)

	Second Quarter Ended		Six Months Ended
	2/1/19	1/26/18	2/1/19	1/26/18
Units in operation:
Open at beginning of period	663	651	660	649
Opened during period	2	3	5	5
Closed during period	1	0	1	0

Open at end of period	664	654	664	654

Total revenue: (In thousands)
Restaurant	$631,175	$603,198	$1,222,153	$1,181,435
Retail	180,532	184,573	323,097	316,704

Total revenue	$811,707	$787,771	$1,545,250	$1,498,139

Cost of goods sold (exclusive of depreciation and rent): (In thousands)
Restaurant	$165,861	$157,213	$315,049	$301,063
Retail	99,318	103,739	172,423	170,638

Total cost of goods sold	$265,179	$260,952	$487,472	$471,701

Average unit volume: (In thousands)
Restaurant	$950.4	$923.2	$1,843.9	$1,812.8
Retail	271.8	282.5	487.5	485.9

Total	$1,222.2	$1,205.7	$2,331.4	$2,298.7

Operating weeks:	8,634	8,494	17,233	16,945

	Q2 2019 vs. Q2 2018		6 mo. 2019 vs. 6 mo. 2018
Comparable store sales period to period increase (decrease):
Restaurant	3.8%		2.7%
Retail	-1.4%		1.1%

Number of locations in comparable store base:
	642		640

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Cracker Barrel Reports Second Quarter Fiscal 2019 Results

February 26, 2019

CRACKER BARREL OLD COUNTRY STORE, INC.

Reconciliation of GAAP basis operating results to adjusted non-GAAP operating results

(Unaudited)

In the accompanying press release the Company makes reference to its second quarter and full year 2018 adjusted earnings per share which excluded the one-time non-cash revaluation of a net deferred tax liability and, in the case of 2018 full year results, the impact of the 53rd week during the 2018 fiscal year. The Tax Cuts and Jobs Act of 2017, which became effective on January 1, 2018 and prior to the end of our fiscal 2018 second quarter, lowered the federal corporate income tax rate to 21%. During the second quarter of fiscal 2018, the Company recorded a provisional tax benefit for re-measurement of deferred tax liabilities due to this rate change of approximately $25 million. The Company believed that excluding this item from its financial results reflected the cash impact of tax reform for fiscal 2018, and as such provided investors with an enhanced understanding of the Company’s financial results. This information is not intended to be considered in isolation or as a substitute for net income or earnings per share information prepared in accordance with GAAP.

	Twelve months ended August 3, 2018
	As Reported	Adjust(1)	53rd week	As Adjusted

Total Revenue	$3,030,445	$—	(58,353)	$2,972,092

Store operating income	437,348	—	(13,309)	424,039
General and administrative expenses	143,756	—	(2,071)	141,685

Operating income	293,592	—	(11,238)	282,354
Interest Expense	15,169	—	(323)	14,846

Pretax income	278,423	—	(10,915)	267,508
Provision for income taxes	30,803	25,596	(2,383)	54,016

Net income	$247,620	$(25,596)	$(8,532)	$213,492

Earnings per share—Basic	$10.31	(1.06)	(0.36)	$8.89
Earnings per share—Diluted	$10.29	(1.06)	(0.36)	$8.87

(1)	One-time Non-Cash Revaluation of Net Deferred Tax Liability

FY 2018 Second Quarter Ended

GAAP Reported Earnings per Diluted Share	$3.79

One-time Non-Cash Revaluation of Net Deferred Tax Liability	($1.06)

Adjusted Earnings per Diluted Share	$2.73

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